EXHIBIT 3.3

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Filed in the Office of	Business Number E0577692008-9
		Filing Number 20211146005
		Filed On
		01/05/2021 14:45:01 PM
	Secretary of State	Number of Pages
	State Of Nevada	4

Profit Operation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : Entity or Nevada Business Identification Number (NVID): NV20081527137
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

☐  Certificate to Accompany Restated Articles or Amended and Restated Articles

☐  Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

 ☐  Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380- Before

Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)      ☐     incorporators            ☐      board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑   Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐  Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐  The entity name has been amended.                           ☐  Dissolution

☐  The purpose of the entity has been amended.          ☐  Merger

☐  The authorized shares have been amended.              ☐  Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov

Profit Operation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 01/05/2021 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☐  The entity name has been amended.

☐  The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐  The purpose of the entity has been amended.

☐  The authorized shares have been amended.

☐  The directors, managers or general partners have been amended.

☐  IRS tax language has been added.

☐  Articles have been added.

☐  Articles have been deleted

☑  Other.

        The articles have been amended as follows: (provide article numbers, if available)

Article 3 has been amended to effect a reverse stock split of the corporation's common stock as set forth in Exhibit A.

(attach additional page(s) if necessary)

6. Signature: (Required)

X James Doris                                                                                   Officer

Signature of Officer, Incorporator or Authorized Signer                                           Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

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Filed in the Office of	Business Number E0577692008-9
Filing Number 20211146005
Filled On
01/05/2021 14:45:01 PM
Secretary of State	Number of Pages
State Of Nevada	4

EXHIBIT A

Amendment to Articles of Incorporation

Article III of Viking Energy Group, Inc.’s articles of incorporation is amended to read as follows:

            The aggregate number of shares which the Corporation shall have the authority to issue is Five Hundred Million (500,000,000) shares of Common Stock, having a par value of $0.001 per share, and Five Million (5,000,000) shares of Preferred Stock, having a par value of $0.001 per share. All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the extent now or hereafter permitted by the Nevada Revised Statutes. The Corporation’s prior Certificates of Designation on file with the State of Nevada for such series of Preferred Stock, as they may have been amended, are hereby retained and ratified. Full-paid stock of the Corporation shall not be liable to any further call or assessment.

            A reverse stock split of 1 post-split share of common stock for each 9 shares of common stock outstanding or held in treasury immediately prior to such time, shall be effected upon announcement of such reverse stock split by the Financial Industry Regulatory Authority, rounded up to the nearest whole share, which reverse stock split shall automatically and without any action on the part of the holders thereof occur (the “Reverse Stock Split”). The par value of the common stock shall not be affected. This conversion shall apply to all shares of common stock. No fractional shares of common stock shall be issued upon the Reverse Stock Split or otherwise, and shares shall be rounded up to the nearest whole share. All certificates representing shares of common stock outstanding immediately prior to the filing of this amendment to the Articles of Incorporation shall immediately after this amendment represent instead the number of shares of common stock as provided above. Notwithstanding the foregoing, any holder of common stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the corporation, and upon such surrender the corporation will issue a certificate for the correct number of shares of common stock to which the holder is entitled under the provisions of this amendment. Shares of common stock that were outstanding prior to the filing of this amendment, and that are not outstanding after and as a result of the filing of this amendment, shall resume the status of authorized but unissued shares of common stock.

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